Exhibit 10.1.5

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of November 12, 2015 (this “Amendment”), among ATKORE INTERNATIONAL, INC., a Delaware corporation (the “Parent Borrower”), the Lenders signatory hereto, UBS AG STAMFORD BRANCH, as an issuing lender, as administrative agent (in such capacity, the “Administrative Agent”) for the lenders and as collateral agent for the Secured Parties, and DEUTSCHE BANK AG NEW YORK BRANCH, as co-collateral agent.

PRELIMINARY STATEMENTS

A. The Parent Borrower, the Administrative Agent, and the several banks and other financial institutions from time to time party thereto (the “Lenders”) have entered into a Credit Agreement, dated as of December 22, 2010 (as amended, amended and restated, modified, supplemented or otherwise from time to time prior to the date hereof, the “ABL Credit Agreement”).

B. The Parent Borrower, the Required Lenders and the Administrative Agent desire to modify the financial reporting requirements of the Credit Agreement in accordance with the terms and conditions contained therein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used herein and not otherwise defined in this Amendment have the same meanings as specified in the ABL Credit Agreement (as defined above).

SECTION 2. Amendment to ABL Credit Agreement. Effective as of April 9, 2014, the ABL Credit Agreement is hereby amended by amending and restating Section 7.1 of the ABL Credit Agreement in its entirety to read as follows:

7.1 Financial Statements. Furnish to the Administrative Agent for delivery to each Lender (and the Administrative Agent agrees to make and so deliver such copies):

(a) as soon as available, but in any event not later than the fifth Business Day after the 90th day following the end of each Fiscal Year of Holdings ending on or after the Closing Date, a copy of the consolidated balance sheet of Holdings as at the end of such year and the related consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows for such year, setting forth, in each case, in comparative form the figures for and as of the end of the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Administrative Agent in its reasonable judgment (it being agreed that the furnishing of the Borrower’s or any Parent Entity’s annual report on Form 10-K for such year, as filed with the United States Securities and Exchange Commission, will satisfy the obligation under this Subsection 7.1(a) with respect to such year, including with respect to the requirement that such financial statements be reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, so long as the report included in such Form 10-K does not contain any “going concern” or like qualification or exception; provided, that any financial statements of Holdings or another Parent Entity shall be accompanied by a reconciliation reflecting adjustments to non-equity financial statement items which differ from those of the Borrower);

(b) as soon as available, but in any event not later than the fifth Business Day after the 45th day following the end of each of the first three quarterly periods of each Fiscal Year of Holdings, the unaudited consolidated balance sheet of Holdings as at the end of such quarter and the related unaudited consolidated statements of operations, comprehensive income (loss), shareholders’ equity and cash flows of Holdings for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in comparative form the figures for and as of the corresponding periods of the previous year, in each case certified by a Responsible Officer of the Parent Borrower as being fairly stated in all material respects (subject to normal year-end audit and other adjustments) (it being agreed that the furnishing of the Parent Borrower’s or any Parent Entity’s quarterly report on Form 10-Q for such quarter, as filed with the United States Securities and Exchange Commission, will satisfy the obligations under this Subsection 7.1(b) with respect to such quarter; provided, that any financial statements of Holdings or another Parent Entity shall be accompanied by a reconciliation reflecting adjustments to non-equity items financial statement items which differ from those of the Borrower);

(c) to the extent applicable, concurrently with any delivery of consolidated financial statements referred to in Subsections 7.1(a) and (b) above, related unaudited condensed consolidating financial statements and appropriate reconciliations reflecting the material adjustments necessary (as determined by the Borrower in good faith) to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(d) all such financial statements delivered pursuant to Subsection 7.1(a) or (b) to (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower to) fairly present in all material respects the financial condition of the Borrower and, if applicable the applicable Parent Entity and, its Subsidiaries in conformity with GAAP and to be (and, in the case of any financial statements delivered pursuant to Subsection 7.1(b) shall be certified by a Responsible Officer of the Parent Borrower as being) in reasonable detail and prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods that began on or after the Closing Date (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of any financial statements delivered pursuant to Subsection 7.1(b), for the absence of certain notes).

SECTION 3. Conditions Precedent to Effectiveness. This Amendment shall be effective after each of the following conditions precedent are satisfied:

(a) the Parent Borrower shall deliver a duly executed counterpart of this Amendment to the Administrative Agent;

(b) the Administrative Agent and the Required Lenders shall have executed this Amendment; and

(c) the Administrative Agent shall have been paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment (including the reasonable fees and expenses of Skadden, Arps, Slate, Meagher & Flom, LLP, as counsel to the Administrative Agent).

SECTION 4. Representations, Warranties and Covenants. The Parent Borrower represents, warrants and covenants, as applicable, that:

(a) Corporate Power; Authorization; Enforceable Obligations. The Parent Borrower has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform this Amendment and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any such Person in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by the Parent Borrower. This Amendment constitutes a legal, valid and binding obligation of the Parent Borrower, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b) No Legal Bar. The execution, delivery and performance of this Amendment by the Parent Borrower (a) will not violate any Requirement of Law or Contractual Obligation of the Parent Borrower or any Guarantor in any respect that would reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require the creation or imposition of any Lien (other than Liens securing the Obligations) on any of the properties or revenues of Parent Borrower or any Guarantor pursuant to any such Requirement of Law or Contractual Obligation.

SECTION 5. Reference to and Effect on the ABL Credit Agreement and the Loan Documents.

(a) Except as expressly set forth herein, this Amendment (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders nor the Administrative Agent under the ABL Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the ABL Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances.

(b) This Amendment shall for all purposes constitute a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 6. Costs and Expenses. The Parent Borrower agrees to pay or reimburse the Administrative Agent pursuant to Section 11.5 of the ABL Credit Agreement.

SECTION 7. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8. Notices. All communications and notices hereunder shall be given as provided in the ABL Credit Agreement.

SECTION 9. Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 11. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVERS.

(a) GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION; WAIVERS. Each party hereto hereby irrevocably and unconditionally:

i.	submits for itself and its property in any legal action or proceeding relating to this Amendment and the other Loan Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof; provided that nothing in this Amendment shall be deemed or operate to preclude any Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of the Administrative Agent or the Collateral Agent;

ii.	consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and agrees not to plead or claim the same;

iii.	agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Subsection 11.2 of the Credit Agreement or at such other address of which the Administrative Agent, any such Lender and any such Borrower shall have been notified pursuant thereto;

iv.	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

v.	waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in Subsection 11.13(a) of the Credit Agreement any consequential or punitive damages.

SECTION 12. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ATKORE INTERNATIONAL, INC.

By:	/s/ James Mallak
	Name:	James Mallak
	Title:	Vice President

[Fourth Amendment to ABL Credit Agreement]

UBS AG STAMFORD BRANCH,
as Administrative Agent, Collateral Agent, and Issuing Lender

By:	/s/ Craig Pearson
	Name:	Craig Pearson
	Title:	Associate Director

By:	/s/ Houssem Daly
	Name:	Houssem Daly
	Title:	Associate Director

[Fourth Amendment to ABL Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH,
as Lender

By:	/s/ Marcus M. Tarkington
	Name:	Marcus M. Tarkington
	Title:	Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

[Fourth Amendment to ABL Credit Agreement]

Citizens Bank, N.A.,
as Lender

By:	/s/ Susan Rushe
	Name:	Susan Rushe
	Title:	Vice President

[Fourth Amendment to ABL Credit Agreement]

JPMorgan Chase Bank, N.A.,
as Lender

By:	/s/ Stephanie Lis
	Name:	Stephanie Lis
	Title:	Authorized Officer

[Fourth Amendment to ABL Credit Agreement]

Wells Fargo Bank, N.A.,
as Lender

By:	/s/ Rina Shinoda
	Name:	Rina Shinoda
	Title:	Vice President

[Fourth Amendment to ABL Credit Agreement]

The Huntington National Bank,
as Lender

By:	/s/ Dennis Hatvany
	Name:	Dennis Hatvany
	Title:	Senior Vice President

[Fourth Amendment to ABL Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as Lender

By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

By:	/s/ Gregory Fantoni
	Name:	Gregory Fantoni
	Title:	Authorized Signatory

[Fourth Amendment to ABL Credit Agreement]